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                                                                     EXHIBIT 4.1

[MEDAIRE LOGO]
MEDAIRE INC                                                        COMPUTERSHARE
ARBN 103 340 227                                          All correspondence to:

                                     Computershare Investor Services Pty Limited
                                                              GPO Box D182 Perth
                                                Western Australia 6840 Australia
                                       Enquiries (within Australia) 1300 557 010
                                              (outside Australia) 61 3 9415 4000
                                                        Facsimile 61 8 9323 2033
                                                web.queries@computershare.com.au
      000001 000 MDE                                       www.computershare.com

                                            SECURITYHOLDER REFERENCE NUMBER(SRN)

                                            I 0000000000

Incorporated in United States of America

ASX code:       MDE

Security class: CDI'S OVER COMMON STOCK     IMPORTANT: You will need to quote
                                            this number and name of issuer for
                                            all future dealings in these
                                            securities. Keep it safe and
                                            confidential.

                                            Tax File Number/ABN:      Not quoted
ISSUER SPONSORED HOLDING STATEMENT AS AT    Page Number:                  1 of 1

               TRANSACTION                 REGISTRY           QUANTITY         QUANTITY         HOLDING
DATE              TYPE                     REFERENCE             ON              OFF            BALANCE
--------       -----------              ---------------       --------         --------         -------
00/00/00       ADJUSTMENT
                                        OPENING BALANCE

                                        CLOSING BALANCE

The Australian Taxation Office advises you to keep this statement as a permanent record. Disposal of securities by Australian residents may result in Capital Gains Tax. If you would like a copy of "Guide to Capital Gains Tax", published by the ATO, telephone 1300 720 092.

The closing balance shown in this statement is that recorded on the register at the close of business on the statement date. THE CLOSING BALANCE ON THIS STATEMENT MAY NOT BE THE CURRENT HOLDING BALANCE. Neither the security issuer nor the registrar will be liable for any financial loss incurred by a securityholder who relies on the balance shown without making their own adjustments for any transactions which have yet to be registered. PLEASE KEEP THIS STATEMENT FOR FUTURE REFERENCE. A FEE MAY BE CHARGED FOR REPLACEMENT.

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                      COLLECTION AND DISCLOSURE STATEMENT

       YOUR PERSONAL INFORMATION AND THE ROLE OF THE SECURITIES REGISTRAR

Computershare Investor Services Pty Limited (ABN 48 078 279 277) ("CIS) understands that your privacy is important to you.

In its capacity as registrar for securities issuers ("our clients"), CIS collects personal information. Such information may include your name, address, securityholding balance, tax file number and bank account details. The primary purpose of collection of personal information is for the maintenance of our clients' registers of securityholders, facilitating distribution payments and other corporate actions and communications. If you do not provide complete and accurate information, we may not be able to effectively maintain your securityholding.

The Corporations Act 2001, Privacy Act 1988 and rules such as the ASTC Settlement Rules govern the collection, use and disclosure of your person information.

Your personal information may be disclosed to the securities issuer, persons inspecting securities registers, bidders for your securities in the context of take-overs, regulatory bodies, including the Australian Tax Office, and authorized securities brokers. Your personal information may also be disclosed to contracted external service providers for the purpose of paying distributions and mailing corporate communication such as notice of meetings, proxy forms, annual reports and other information that our clients may wish to communicate to their securityholders. These disclosures are either required or permitted by the Corporations Act 2001, the ASTC Settlement Rules or other legislation.

Under the National Privacy Principles, you can access personal information that we hold about you although there are some exceptions to this. You also have the right to request that we correct information about you which is inaccurate, incomplete or out of date. If you wish to do so, please contact the relevant CIS office at the address set out on the documentation sent to you in relation to your securityholding. If your securityholding is broker sponsored, you need to contact that broker to update your registered name or address.

To ensure the integrity and safety of securityholders' personal information, CIS will only disclose to securityholders such information if our internal procedures are satisfied. In certain cases we may charge you a fee for access to information but we will inform you at the time.

In accordance with the Corporations Act 2001 and subject to compliance with the requirements of the Privacy Act 1988, you may be sent material (including marketing material) approved by the securities issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting CIS on 1300 850 505 or 61 3 9415 4000 outside Australia.